UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2016

MEEMEE MEDIA INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52961	20-3356659
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6630 West Sunset Blvd. Los Angeles, CA, 90027
(Address of Principal Executive Offices)

(310) 460-9215
(Issuer's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                          ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Effective April 6, 2016, MeeMee Media, Inc. (the "Company") entered into an amendment (the "Third Amendment") to the Secured Promissory Note dated February 3, 2014 (the "Note") and Common Stock Purchase Warrants dated February 3, 2014, October 9, 2014 and March 5, 2015 (the "Warrants")  with KF Business Ventures, LP, a California limited partnership (" KF Business Ventures, LP").  The Third Amendment amended the Note to extend the Note Maturity Date to December 31, 2017 and to reduce the conversion price per share of the Common Stock to six cents ($0.06).

The Third Amendment also provides for the amendment and restatement of the February 2014 Warrant, the October 2014 Warrant and the March 2015 Warrant (the "Amended and Restated Warrants") such that the exercise price of the Warrants is adjusted to six cents ($0.06) per common share, subject to a downward adjustment in the event of certain lower price issuances of Common Stock by the Company.

The Third Amendment also provided for the issuance to of 2,000,000 shares of Company common stock and an additional Common Stock Purchase Warrant dated April 6, 2016 (the "April 2016 Warrant") to purchase up to 2,000,000 shares of the Company's common stock at an exercise price of $0.06 per share (subject to a downward adjustment in the event of certain lower price issuances of Common Stock by the Company) with a five (5) year term pursuant to the April 2016 Warrant.

On April 6, 2016, the Company entered into an additional Secured Promissory note in the principal amount of $175,000 with KF Business Ventures, LP (the "$175,000 Note").

The $175,000 Note provides that the note will accrue interest at the rate of 10% per annum and will mature on December 31, 2017.  The $175,000 Note also provides that all unpaid principal, together with the then accrued interest may be converted in whole or in part, at the option of the Holder, at a price of $0.06 per share.

On April 6, 2016, the Company entered into an additional Secured Promissory note in the principal amount of $25,000 with KF Business Ventures, LP (the "$25,000 Note").

The $25,000 Note provides that the note will accrue interest at the rate of 10% per annum and will mature on December 31, 2017.  The $25,000 Note also provides that all unpaid principal, together with the then accrued interest may be converted in whole or in part, at the option of the Holder, at a price of $0.06 per share.

The foregoing is only a brief description of the material terms of the Third Amendment, the Amended and Restated Warrants, the 2016 Warrant, the First Amendment to the Security Agreement, the $175,000 Note and the $25,000 Note, and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the agreements which are filed as exhibits to this Current Report.

ITEM 3.02                          UNREGISTERED SALES OF EQUITY SECURITIES.

The description of the issuance of the 2,000,000 shares of the Company common stock, the April 2016 Warrant, the $175,000 Note and the $25,000 Note set forth in Item 1.01 is incorporated herein by reference.  The issuances of the securities were made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act").  The Company's reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individual and the Company; and (f) the recipient of the securities was an accredited investor.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

No.	Document Description

10.15	Third Amendment To Secured Promissory Note and Warrants with KF Business Ventures, LP dated April 6, 2016
10.16	First Amendment to Security Agreement dated April 6, 2016
10.17	Common Stock Purchase Warrant (the April 2016 Warrant) with KF Business Ventures, LP dated April 6 ,2016
10.18	Secured Promissory Note for $175,000 with KF Business Ventures, LP dated April 6, 2016
10.19	Secured Promissory Note for $25,000 with KF Business Ventures, LP dated April 6, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEEMEE MEDIA INC.

May 12, 2016

/s/ MARTIN DOANE
Martin Doane
President

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